EXHIBIT 99.1

General Cannabis Announces the Appointment of a New Chief Financial Officer

DENVER, September 18, 2017 – General Cannabis Corp (OTCQB: CANN), the comprehensive national resource to the regulated cannabis industry, today announced the appointment of Brian Andrews as Chief Financial Officer, effective September 15, 2017.

Prior to his appointment as Chief Financial Officer, Mr. Andrews served as our Vice President of Finance since January 2017. From August 2013 to January 2017, Mr. Andrews worked for NOW CFO, LLC, where he provided accounting and finance consulting services to numerous public and private companies, including General Cannabis Corp from September 2015 through January 2017. While at NOW CFO, Mr. Andrews was responsible for his clients’ SEC filings, implementing management reporting, due diligence and process improvements. From November 2011 to July 2013, Mr. Andrews served as corporate controller for Mesa Labs, Inc., a public medical device company, where he was responsible for SEC filings, Sarbanes-Oxley compliance, management reporting, acquisition due diligence and integration, and oversight of all accounting functions. Mr. Andrews also has fifteen years of experience as an auditor, most recently with PricewaterhouseCoopers LLC as a director in their audit practice, serving both public and private companies. He is licensed as a certified public accountant in the state of Colorado and holds a Bachelor of Science degree in Accounting with a minor in Finance from the University of Kansas.

“Since joining us full time in January 2017, Brian has been instrumental in diving in and finding the story behind our financial results,” said Robert Frichtel, Chief Executive Officer of General Cannabis. “In a short period of time, he has already made an impact by identifying opportunities to improve the profitability of each of our operating segments. He is working closely with me and our segment managing directors to help set the future path of the Company.”

“Brian’s experience working with a variety of companies as a consultant and an auditor has allowed him to quickly understand the strengths and weaknesses of our operations,” said Michael Feinsod, Executive Chairman of General Cannabis. “He has been able to provide the board and me valuable forecasts and analyses, as well as being instrumental in evaluating the financial viability of potential acquisitions. We are excited to have Brian joining our senior management team as we continue the expansion of General Cannabis.”

About General Cannabis Corp

General Cannabis Corp is the comprehensive resource for the highest quality service providers available to the regulated cannabis industry. We are a trusted partner to the cultivation, production and retail sides of the cannabis business. We do this through a combination of strong operating divisions such as security, marketing, operational consulting and products, real estate and financing. As a synergistic holding company, our divisions are able to leverage the strengths of each other, as well as a larger balance sheet, to succeed. Our website address is www.generalcann.com.

Forward-looking Statements

This presentation contains forward-looking statements that relate to future events or General Cannabis’ future performance or financial condition. Such statements include statements regarding the opportunity for us to significantly expand our business; statements that we are well-positioned to acquire additional businesses or expand into new markets; statements that we expect to make more acquisitions; statements that we expect continued growth; statements that we are poised to continue relationship-based service; and statements that we plan to continue our active business of helping licensed producers. Any statements that are not statements of historical fact, such as the statements above and including statements containing the words “plans,” “anticipates,” “expects” and similar expressions, should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as result of a number of factors, including those described from time to time in General Cannabis’ filings with the Securities and Exchange Commission. General Cannabis undertakes no duty to update any forward-looking statements made herein.

Contact

Robert Frichtel

CEO, General Cannabis Corp

(303) 759-1300